EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 28, 2011 relating to the consolidated financial statements, which appears in the Castle Brands Inc.’s Annual Report on Form 10-K for the year ended March 31, 2011.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ EisnerAmper LLP
New York, New York
August 1, 2011